CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and Counsel and Independent Auditors" and to the use of report dated July 8, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-96709) of Dreyfus Massachusetts Tax Exempt Bond Fund.



                                               ERNST & YOUNG LLP

New York, New York
July 26, 1999